UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2013
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	53-0261100
(State of incorporation)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
On May 16, 2013, Washington Real Estate Investment Trust (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).
At the Annual Meeting, the Company’s shareholders elected William G. Byrnes as a trustee in Class II of the Board of Trustees to serve until the Company’s 2016 Annual Meeting of Shareholders and until his successor is elected and qualifies. Mr. Byrnes received the following votes:

For	Against	Abstain	Broker Non-Votes
42,811,931	780,226	264,357	16,007,132
The Company’s shareholders also elected John P. McDaniel as a trustee in Class II of the Board of Trustees to serve until the Company’s 2016 Annual Meeting of Shareholders and until his successor is elected and qualifies. Mr. McDaniel received the following votes:

For	Against	Abstain	Broker Non-Votes
42,768,253	784,209	304,051	16,007,132
The Company’s shareholders also elected George F. McKenzie as a trustee in Class II of the Board of Trustees to serve until the Company’s 2016 Annual Meeting of Shareholders and until his successor is elected and qualifies. Mr. McKenzie received the following votes:

For	Against	Abstain	Broker Non-Votes
43,053,133	492,000	311,380	16,007,132
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
59,193,768	385,631	284,247	—
The Company’s shareholders approved, by nonbinding advisory vote, the compensation paid to the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
42,267,761	1,189,233	399,520	16,007,132
The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate Secretary

May 20, 2013
(Date)